Exhibit 99.1

Contact:

Dennis P. Wolf

Omnicell, Inc.

EVP of Operations, Finance,

1201 Charleston Road

Administration & CFO	Mountain View, CA 94043
800-850-6664, ext. 6482
dennisw@omnicell.com

For Immediate Release

Omnicell Announces Preliminary First Quarter 2004 Financial Results

MOUNTAIN VIEW, Calif. – April 5, 2004 – Omnicell, Inc. (NASDAQ: OMCL), a leading provider of patient safety solutions preferred by nurses, today announced preliminary first quarter 2004 results.

Based on the current information, we estimate that revenues for the quarter ended March 31, 2004 will be $27.5 million to $28.0 million, an increase of 25% over the same period in 2003.  Revenues for 2004 are expected to increase between 20-25% to approximately $125 million for the year. Total backlog as of March 31, 2004, is expected to be approximately $42 million, which represents an increase of approximately $4 million or 10% sequentially and 35% over the same period last year. We estimate that net income per share will be approximately $0.07 to $0.08 per share.

Omnicell Chairman, President and CEO Randall A. Lipps, commented, “While we are disappointed at missing revenue and earnings estimates for the first quarter, we are pleased with our continued backlog expansion.  This expansion is largely due to the transition we are making to pharmacy systems which represented about 67% of our new business.  In addition, during the quarter, 41% of our business came from new accounts which is a record for the company, a testament to the success of our market expansion plan.  However, these new accounts and the transition of our business from supply automation to pharmacy automation tend to involve large, multi-hospital end-to-end solutions, and deployments for these new accounts are complex and installed over many quarters, which impacted our ability to meet our revenue targets for the first fiscal quarter. “

First quarter results are preliminary, subject to the company closing its books and the company’s management and independent auditors completing their customary quarterly review procedures.

We will be hosting a preliminary financial results conference call today.  Our first quarter, 2004 earnings release conference call is scheduled for Wednesday, April 14, 2004 at 6:00 a.m. PT.

Conference Call Details

Management will discuss preliminary financial results for the first quarter of 2004, and discuss the outlook for the second quarter and the remainder of 2004 on Monday,  April 5, 2004 at 2:00 p.m. PT via conference call. Investors and analysts may listen to this conference call by logging on to www.omnicell.com or by dialing 800-240-5318 (domestic) or 303-262-2175 (international) approximately 10 minutes prior to the scheduled start. A replay of the call will be available from 4:00 p.m. PT on April 5 through 11:59 p.m. PT on April 12. Dialing 800-405-2236 (domestic) or 303-590-3000 (international) and entering the passcode 576121# for both numbers will access the call replay. On the conference call, management will be discussing certain additional financial and statistical information. That information can be located on the “Investor Relations” page of Omnicell’s Web site at www.omnicell.com.

About Omnicell

Established in 1992, Omnicell (NASDAQ: OMCL) is a leading provider of patient safety solutions preferred by nurses. Addressing the medication-use process and the medical-surgical supply chain, Omnicell’s broad range of solutions are used throughout the healthcare facility—in the pharmacy, nursing units, operating room, cardiac cath lab, and all the way to the patient’s bedside. Improving patient care by enhancing operational efficiency, Omnicell’s solutions include systems for physician order management, automated pharmacy retrieval, medication and supply dispensing, nursing workflow automation at the bedside, and Web-based procurement. More than 1,400 healthcare facilities use Omnicell’s solutions to reduce medication errors, operate more efficiently, and decrease costs—ultimately contributing to improved clinical and financial outcomes. For more information, visit www.omnicell.com.

Forward Looking Statements

To the extent any statements contained in this release deal with information that is not historical, these statements are necessarily forward-looking. As such, they are subject to the occurrence of many events outside Omnicell’s control and are subject to various risk factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statement. The risk factors are described in the Company’s Securities and Exchange Commission filings and include, without limitation, the continued growth and acceptance of our products and services and the continued growth of the clinical automation and workflow automation market generally, the potential of increasing competition, the ability of the company to achieve profitability in the next few quarters, grow product backlog, retain key personnel, cut expenses, develop new products and integrate acquired products or intellectual property in a timely and cost-effective manner, and improve sales productivity. Prospective investors are cautioned not to place undue reliance on forward-looking statements.